Exhibit 99.1

                      Globus International Resources Corp.
                            80 Wall Street, Suite 518
                               New York, NY 10005



                                                              September 20, 2002

Mr. Ali Karabachev
c/o Simon Shakhanov & Associates, P.C.
91-10 63rd Drive
Rego Park, NY 11374

RE:  Letter of Intent

Dear Mr. Karabachev:

This Letter will serve as a Letter of Intent with respect to our recent negotiations concerning the combination, either by means of acquisition or merger (the "Combination"), of Globus International Resources Corp. ("Globus") with three (3) entities owned and controlled by you as follows:

         OOO "Essentuki Proizvodstvennyi Kombinat" which comprises:
              a.   "Essentuki" water bottling plant;
              b.   "Essentuki" alcohol manufacturing plant; and:
              c.   "Essentuki" food processing plant; canned meats and
                    vegetables.

         OOO "ARMISYSTEM" which comprises:
              a.   "Armisystem" medical equipment plant; and
              b.   "Medplast" publishing plant.

         OAO "ELFARMI" pharmaceutical plant,

collectively referred to herein as the "Acquisition Companies."

It is understood and agreed that the final form of such Combination shall be mutually agreed to between the parties after consultation with their respective attorneys, accountants and business advisors. Irrespective of the legal form of such Combination, it is our express intent that following the consummation of such Combination the Acquisition Companies will be wholly owned subsidiaries of Globus.

The parties hereto expressly confirm that they shall enter into a more formal agreement (the "Agreement") which shall provide all of the terms and conditions of the transactions contemplated hereby and that this Letter shall not be binding upon them, except as expressly provided by the terms hereof. Subject to the completion of the due diligence requirements set forth herein, the parties agree that such Agreement shall be entered into within thirty (30) days of the date hereof, subject to an extension of up to an additional fifteen (15) days as requested by either party, or as shall otherwise be mutually agreed to by both parties hereto.
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Set forth herein are the general assumptions, representations, terms and conditions of our understanding, which shall form the basis of, and be incorporated in, the Agreement. These are as follows:

1. Globus was incorporated under the laws of the state of Nevada. Globus is a US publicly traded company with its securities presently traded on the Over-The-Counter Bulletin Board market. At present Globus is primarily enaged in the business of the wholesale export of food products to Russia and the Ukraine.

2. Globus is interested in expanding its channels of distributions in these markets as well as adding new lines of products that are currently produced by the Acquisition Companies.

3. Globus has complied with all applicable laws in connection with its formation and issuance of capital stock.

4. Each of the Acquisition Companies has complied with all applicable laws in connection with their formation and issuance of capital stock, all of which is currently owned by you (the "Shareholder"). You, as the Shareholder, shall also be a party to the Agreement and you agree to vote your shares in favor of the final Agreement signed by the parties hereto.

5. It shall be a conditions to closing of the Combination that employment agreements be entered into with all senior management of each of Globus and the Acquisition Companies, to the extent that such agreements do not presently exist, upon terms and conditions to be mutually agreed to by the parties hereto.

6. Pursuant and subject to the terms and conditions of the Agreement, all of the presently issued and outstanding shares of the capital stock of the Acquisition Companies shall be exchange for a number of shares of the Common Stock of Globus (the Exchange Shares") that will equal Eighty (80%) Per Cent of the total issued and outstanding shares of common stock of Globus immediately following the closing of the Combination. Upon the closing of the Combination under the Agreement, Globus shall issue its irrevocable instructions to its transfer agent to duly issue the Exchange Shares to you, the Shareholder, or as you may designate in writing, and will use its best efforts to have the Exchange Shares issued as expeditiously as possible. The parties hereto understand that the Exchange Shares will not be registered under the Securities Act of 1933, as amended and will, therefore, be subject to certain restrictions against the further transfer thereof unless subsequently registered thereunder or an exemption from such registration becomes available, such as under the provisions of Rule 144 promulgated thereunder.

7. Management of Globus hereby warrant and represent that they own and/or have secured the approval for the Combination of such number of Globus shares as are required for the approval of the Combination and that they shall take all steps necessary or prudent under both the laws of the State of Nevada and the federal securities laws to effect the Combination. In the event that any further or different process or proceeding is required by law to secure the approval of the Combination, it is agreed that Globus shall be responsible therefore and that it shall diligently proceed to secure such further approval. Each member of management that is also a shareholder of Globus shall be a party to the Agreement and each
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        shall vote their shares in favor of the final Agreement signed by the parties hereto.

8. As soon as is practical following the execution of this Letter of Intent, the Acquistion Companies shall provide Globus all available financial statements and/or records and shall permit the auditors, accountants and agent of Globus to duly inspect the books and records of operations so as to confirm the information contained therein. Globus shall also provide to Acquisition Companies, or its duly appointed representatives all other business and financial records as may be reasonably requested in order for Acquisition Companies to complete its due diligence evaluation of Globus;

9. Not less than five (5) days prior to Closing of the Combination, each of the Acquisition Companies shall deliver to Globus financial statements duly prepared and audited for each of its two most recently concluded fiscal years, and on an unaudited basis for any interim quarter-annual period, all prepared according to US GAAP accounting standards and in compliance with the requirements of all applicable Accounting Rules and Regulation promulgated under the US federal securities laws and by the Securities and Exchange Commission including but limited to Regulation SB and Regulation SX. Such financial statements shall be prepared and audited by one of the internationally recognized accounting firms based in Russia to be mutually agreed upon by the parties hereto.

10. Globus represents that there is no litigation, governmental or regulatory action, either pending or threatened which would have a materially adverse impact upon Globus's business or financial condition, or which, if decided adverse to Globus, could have an adverse impact upon the transaction contemplated hereby or in the Agreement.

11. Each of the Acquisition Companies represents that there is no litigation, governmental or regulatory action, either pending or threatened which would have a materially adverse impact upon their business or financial condition, or which, if decided adverse to such Company, could have an adverse impact upon the transaction contemplated hereby or in the Agreement.

12. Each of the Acquisition Companies and Globus further each represent to the other that as of the date hereof neither their business nor any of their assets have been adversely materially affected as the result of any fire, accident, casualty or other Act of God which loss is not adequately covered by insurance. It shall be a condition of closing that this representation shall also be true as of the closing date.

13. Each of the Acquisition Companies and Globus warrant and represent to the other that their respective business operations presently comply with the requirements of all statutes, laws, rules or administrative orders of any governmental or quasi-governmental agency having jurisdiction over them and their business and that each has secured all licenses and permits required to conduct its business as it now exists. It shall be a condition of closing that this representation shall also be true as of the closing date.

14.     The Agreement shall also contain such other different and additional terms,
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        conditions, warranties and representations as are usual and typical for agreements of the type contemplated hereby including, among other things, provisions for the indemnification of Globus from and against any claims which may arise after the closing date as a result of breach of warranty contained in the Agreement or as a result of any activity of the Acquisition Companies or any other party which may, under applicable principles of law, be deemed to have been a predecessor of any of such Acquisition Companies, or which result from the fraud of the parties hereto.

If the foregoing accurately describes the terms and conditions of our understanding please confirm by executing this Letter where indicated.

Very truly yours,
Globus International Resources Corp.


By: /s/ Yury Greene
    ------------------------------------
    Yury Greene, Chairman


By: /s/ Herman Roth
    ------------------------------------
    Herman Roth, Vice Chairman


ACCEPTED AND CONFIRMED:

/s/ Ali Karabachev
---------------------------------------
Ali Karabachev